UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 17, 2012

Date of Report (Date of earliest event reported)

PLANET PAYMENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35699	13-4084693
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

670 Long Beach Blvd., Long Beach, NY	11561
(Address of principal executive offices)	(Zip Code)

(516) 670-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                                           Unregistered Sales of Equity Securities.

On November 17, 2005, Planet Payment, Inc., a Delaware corporation (the “Company”) issued a warrant to purchase 1,381,717 shares of the Company’s common stock (“Common Stock”) to Inter-Atlantic Fund, LP, which was amended and restated on November 30, 2010 (the “Warrant”).  The Warrant provided that it would be automatically net exercised on the effective date of the admission of Common Stock to listing or trading on any NASDAQ market.  The Common Stock began trading on The NASDAQ Capital Market (“NASDAQ”) on December 17, 2012.

Pursuant to the terms of the Warrant, on December 17, 2012, the Warrant was automatically net exercised into 917,602 shares of Common Stock calculated using a price of $3.90 per share of Common Stock, which was the Company’s closing price on NASDAQ as of December 17, 2012.  No cash consideration was paid by Inter-Atlantic in connection with the net exercise of the Warrant.

This issuance of shares of Common Stock to Inter-Atlantic pursuant to the net exercise of the Warrant was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 3(a)(9) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET PAYMENT, INC.

Date: December 19, 2012	By:	/s/ Graham N. Arad
	Name:	Graham N. Arad
	Title:	Director, Senior Vice President,
General Counsel